FOR IMMEDIATE RELEASE

CatchMark Increases Revenues by 4% in Third Quarter; Declares Dividend
ATLANTA - November 3, 2016 - Capably integrating recent timberland acquisitions in South Carolina and Georgia, CatchMark Timber Trust, Inc. (NYSE: CTT) today announced increased revenues and timber sales volume for the quarter ended September 30, 2016. The company anticipates meeting its revenue and Adjusted EBITDA targets for the full year and declared a fourth quarter dividend.
Company highlights for the third quarter 2016 include:

•	Generated total revenues of $18.3 million for the three months ended September 30, 2016 compared to $17.6 million for the third quarter 2015, a 4% increase year over year.

•	Incurred a net loss of $2.9 million, or $0.07 per share.

•	Realized $7.2 million in Adjusted EBITDA for the quarter.

•	Generated gross timber sales revenue of $16.0 million, a 27% increase over third quarter 2015, on harvest volume of 553,832 tons, a 24% increase year over year.

•	Paid a dividend of $0.135 per share on September 16, 2016.
CatchMark today also declared a dividend of $0.135 per share to stockholders of record on November 20, 2016 payable on December 16, 2016.

Jerry Barag, CatchMark's President and CEO, said: "Over the course of the past year we have been carefully and successfully managing our harvest mix to take advantage of weather conditions and deal with market variables, while expeditiously integrating recent acquisitions. We have benefited from recent expansion into new mill markets with some of the highest pulpwood pricing in the South, but intermittent wet weather over the course of the year has presented temporary challenges which we successfully navigated throughout the quarter. We remain extremely well positioned to meet the objectives of our growth strategy, including providing recurring dividends and sustainable productivity over the long term."

CatchMark did not make any major timberland acquisitions or sales during the third quarter, focusing on successfully taking over operations from recent purchases in South Carolina and Georgia (the Carolinas Midlands III transaction). For the entire nine months ended September 30, 2016, the company acquired approximately 60,400 acres, adding 2.3 million tons of merchantable inventory, comprised of 68% pine plantations by acreage and 46% sawtimber by tons. During this period, CatchMark sold approximately 6,300 acres.

As of September 30, 2016, the company had $200.9 million available under its credit facilities to help fund future acquisitions. CatchMark had made no share repurchases during the third quarter under its $30 million share repurchase program, approved by its board of directors on August 7, 2015. As of the end of the quarter, the company had up to $21.2 million remaining for share repurchases under the program.

Willis J. Potts, Jr., CatchMark's Chairman of the Board, said: "Our advantageous capital position provides considerable flexibility to make ongoing capital decisions, buttressing our objectives for growth, augmenting our dividend, and increasing shareholder value."

Results for Three and Nine Months Ended September 30, 2016
CatchMark’s revenues increased to $18.3 million for the three months ended September 30, 2016 from $17.6 million for the three months ended September 30, 2015. Gross timber sales revenue increased by approximately 27% as a result of a 24% increase in harvest volume and increases in pulpwood pricing. Net loss was $2.9 million for the three months ended September 30, 2016, as compared to $1.9 million for the three months ended September 30, 2015.

	Three Months Ended September 30, 2015	Changes attributable to:		Three Months Ended September 30, 2016
(in thousands)		Price	Volume
Timber sales (1)
Pulpwood	$7,129	$209	$1,990	$9,328
Sawtimber (2)	5,504	(153)	1,309	6,660
	$12,633	$56	$3,299	$15,988

(1)	Timber sales are presented on a gross basis.

(2)	Includes chip-n-saw and sawtimber.

Revenues increased to $61.5 million for the nine months ended September 30, 2016 from $52.0 million for the nine months ended September 30, 2015. Gross timber sales revenue increased 24% as a result of a 22% increase in harvest volume and increases in pulpwood pricing. Net loss was $6.1 million for the nine months ended September 30, 2016 as compared to $5.1 million for the nine months ended September 30, 2015.

	Nine Months Ended September 30, 2015	Changes attributable to:		Nine Months Ended September 30, 2016
(in thousands)		Price	Volume
Timber sales (1)
Pulpwood	$20,873	$943	$3,893	$25,709
Sawtimber (2)	17,526	(864)	5,302	21,964
	$38,399	$79	$9,195	$47,673

(1)	Timber sales are presented on a gross basis.

(2)	Includes chip-n-saw and sawtimber.

Adjusted EBITDA
The discussion below is intended to enhance the reader's understanding of our operating performance and our ability to satisfy lender requirements. Earnings from Continuing Operations before Interest, Taxes, Depletion, and Amortization ("EBITDA") is a non-GAAP measure of operating performance. EBITDA is defined by the SEC; however, we have excluded certain other expenses due to their non-cash nature, and we refer to this measure as "Adjusted EBITDA." As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. Due to the significant amount of timber assets subject to depletion and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial condition and performance. Our credit agreement contains a minimum debt service coverage ratio based, in part, on Adjusted EBITDA since this measure is representative of adjusted income available for interest payments.

For the three months ended September 30, 2016, Adjusted EBITDA was $7.2 million, a $1.6 million decrease from the three months ended September 30, 2015, primarily due to a $2.2 million decrease in net timberland sales.

For the nine months ended September 30, 2016, Adjusted EBITDA was $29.3 million, a $4.1 million increase from the nine months ended September 30, 2015, primarily due to a $5.5 million increase in net timber sales.

Our reconciliation of net loss to Adjusted EBITDA for the three months and nine months ended September 30, 2016 and 2015 follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Net loss	$(2,897)	$(1,944)	$(6,129)	$(5,091)
Add:
Depletion	7,072	6,710	20,836	19,308
Basis of timberland sold	663	2,859	8,591	7,753
Amortization (1)	287	188	797	578
Stock-based compensation expense	405	231	1,320	642
Interest expense (1)	1,635	719	3,868	2,042
Adjusted EBITDA	$7,165	$8,763	$29,283	$25,232

(1)
For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.

Conference Call/Webcast
The company will host a conference call and live webcast at 10 a.m. ET on Friday, November 4, 2016 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers.  Participants should ask to be joined into the

CatchMark call. Access to the live webcast will be available at www.catchmark.com.  A replay of this webcast will be archived on the company's website shortly after the call.

About CatchMark
CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests, and well-timed sales. Headquartered in Atlanta and focused exclusively on timberland ownership, CatchMark began operations in 2007 and owns interests in approximately 479,100 acres* of timberland located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com. From time to time, CatchMark releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts regarding new postings. Enrollment information is found in the “Investors Relations” section of www.catchmark.com.
* As of September 30, 2016.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, that we expect to meet the objectives of our growth strategy, including providing recurring dividends and sustainable productivity over the long term. Readers of this press release should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this press release. Factors that could cause or contribute to such differences include, but are not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at a ll; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; and (x) the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the heading “Risk Factors” and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

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Contacts
Investors:    Media:
Brian Davis    Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794    (203) 268-0158
info@catchmark.com    marybeth@millerryanllc.com

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per-share amounts)

	(Unaudited) Three Months Ended September 30,		(Unaudited) Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Timber sales	$15,988	$12,633	$47,673	$38,399
Timberland sales	1,199	3,555	10,708	10,320
Other revenues	1,123	1,441	3,076	3,328
	18,310	17,629	61,457	52,047
Expenses:
Contract logging and hauling costs	6,485	4,874	18,602	14,818
Depletion	7,072	6,710	20,836	19,308
Cost of timberland sales	734	3,089	9,125	8,496
Forestry management expenses	1,516	1,071	4,240	3,253
General and administrative expenses	2,206	1,684	6,584	5,216
Land rent expense	163	158	455	533
Other operating expenses	1,156	1,112	3,212	2,985
	19,332	18,698	63,054	54,609
Operating loss	(1,022)	(1,069)	(1,597)	(2,562)

Other income (expense):
Interest income	12	1	35	3
Interest expense	(1,887)	(876)	(4,567)	(2,532)
	(1,875)	(875)	(4,532)	(2,529)
Net loss available to common stockholders	$(2,897)	$(1,944)	$(6,129)	$(5,091)

Weighted-average common shares outstanding - basic and diluted	38,831	39,430	38,837	39,470

Net loss per-share available to common stockholders - basic and diluted	$(0.07)	$(0.05)	$(0.16)	$(0.13)

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per-share amounts)

	(Unaudited) September 30, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$13,820	$8,025
Accounts receivable	3,798	2,562
Prepaid expenses and other assets	2,875	3,277
Deferred financing costs, net	337	354
Timber assets (Note 3):
Timber and timberlands, net	671,345	584,854
Intangible lease assets, less accumulated amortization of $937 and $934 as of September 30, 2016 and December 31, 2015, respectively	20	23
Total assets	$692,195	$599,095

Liabilities:
Accounts payable and accrued expenses	$4,951	$3,307
Other liabilities	7,339	3,703
Note payable and line of credit, less net deferred financing costs (Note 4)	294,110	181,047
Total liabilities	306,400	188,057

Commitments and Contingencies (Note 6)	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 38,832 and 38,975 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	388	390
Additional paid-in capital	605,692	607,409
Accumulated deficit and distributions	(216,660)	(195,341)
Accumulated other comprehensive loss	(3,625)	(1,420)
Total stockholders’ equity	385,795	411,038
Total liabilities and stockholders’ equity	$692,195	$599,095

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	(Unaudited) Three Months Ended September 30,		(Unaudited) Nine Months Ended September 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net loss	$(2,897)	$(1,944)	$(6,129)	$(5,091)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	7,072	6,710	20,836	19,308
Other amortization	35	30	97	88
Stock-based compensation expense	405	231	1,320	642
Noncash interest expense	252	158	699	490
Basis of timberland sold	663	2,859	8,591	7,753
Changes in assets and liabilities:
Accounts receivable	(1,101)	(44)	(1,236)	(1,407)
Prepaid expenses and other assets	243	280	61	397
Accounts payable and accrued expenses	510	420	1,618	1,015
Other liabilities	(39)	(571)	1,390	560
Net cash provided by operating activities	5,143	8,129	27,247	23,755

Cash Flows from Investing Activities:
Timberland acquisitions	686	(890)	(113,288)	(28,541)
Capital expenditures (excluding timberland acquisitions)	(877)	(570)	(2,307)	(1,626)
Net cash used in investing activities	(191)	(1,460)	(115,595)	(30,167)

Cash Flows from Financing Activities:
Proceeds from note payable	—	—	116,000	20,500
Repayments of note payable	(1,493)	—	(1,933)	(498)
Financing costs paid	(68)	(3)	(1,696)	(252)
Dividends paid to common stockholders	(5,191)	(4,904)	(15,190)	(14,743)
Repurchases of common shares	—	(4,588)	(3,038)	(4,588)
Net cash (used in) provided by financing activities	(6,752)	(9,495)	94,143	419
Net (decrease) increase in cash and cash equivalents	(1,800)	(2,826)	5,795	(5,993)
Cash and cash equivalents, beginning of period	15,620	14,198	8,025	17,365
Cash and cash equivalents, end of period	$13,820	$11,372	$13,820	$11,372

SELECTED DATA

	2016				2015
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD
Timber Sales Volume ('000 tons)
Pulpwood	336	297	363	996	262	292	289	843
Sawtimber	261	183	191	635	175	157	156	488
Total	597	480	554	1,631	437	449	445	1,331

Delivered % as of total volume	60%	66%	64%	63%	65%	59%	61%	62%
Stumpage % as of total volume	40%	34%	36%	37%	35%	41%	39%	38%

Net timber sales price ($ per ton)
Pulpwood	$14	$14	$13	$14	$13	$13	$13	$13
Sawtimber	$24	$24	$24	$24	$26	$26	$25	$26

Timberland Sales
Gross Sales ('000) (1)	$8,666	$843	$1,199	$10,708	$6,174	$591	$3,555	$10,320
Acres Sold	4,982	500	794	6,276	3,400	258	1,953	5,611
Price per acre (1)	$1,739	$1,687	$1,510	$1,706	$1,816	$2,291	$1,820	$1,839

Timberland Acquisitions, exclusive of transaction costs
Gross Acquisitions ('000)	$12,170	$100,579	$—	$112,749	$14,533	$12,771	$550	$27,854
Acres Acquired	8,738	51,684	—	60,422	7,668	9,686	290	17,644
Price per acre ($/acre)	$1,393	$1,946	$—	$1,866	$1,895	$1,318	$1,898	$1,579

Period End Acres ('000)
Fee	405	456	455	455	369	379	377	377
Lease	24	24	24	24	29	28	28	28
Total	429	480	479	479	398	407	405	405

(1) In 2016, we retained timber harvest rights to around 101,000 tons of merchantable timber on the acreage sold with book basis of $2.4 million.